UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Medgenics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0217544
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered

Common stock, $0.0001 par value per share	NYSE Amex LLC

Redeemable common stock purchase warrant	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  _X_

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ___

Securities Act registration statement file number to which this form relates (if applicable):  333-170425

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                      Description of Registrant’s Securities to be Registered.

The description of the Common Stock and Warrants of Medgenics, Inc. (the “Company”) set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-170425), originally filed with the Securities and Exchange Commission on November 5, 2010, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference herein.

Item 2.                     Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.(1)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.(1)
3.3	Amended and Restated By-Laws.(2)
4.1	Specimen common stock certificate. (2)
4.2	Specimen warrant certificate.(3)
4.3	Form of warrant agreement.(4)

(1)	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 filed by Medgenics, Inc. on November 5, 2010 (File No. 333-170425).

(2)	Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to the Registration Statement on Form S-1 filed by Medgenics, Inc. on February 22, 2011 (File No. 333-170425).

(3)	Incorporated by reference to Exhibit 4.4 to Amendment No. 4 to the Registration Statement on Form S-1 filed by Medgenics, Inc. on February 22, 2011 (File No. 333-170425).

(4)	Incorporated by reference to Exhibit 4.5 to Amendment No. 4 to the Registration Statement on Form S-1 filed by Medgenics, Inc. on February 22, 2011 (File No. 333-170425).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDGENICS, INC.

Date: March 24, 2011	By:	/s/ Phyllis K. Bellin
Name: Phyllis K. Bellin
Title: Director of Finance and Administration